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                                                                   EXHIBIT 10.21

                              EMPLOYMENT AGREEMENT
                           THE PRINCETON REVIEW, INC.

         This Employment Agreement is between Evan Schnittman ("Schnittman") and The Princeton Review, Inc. ("TPR"), and is subject to the current terms of the Executive Compensation Policy Statement, which is attached as Exhibit A (the "Policy Statement"). Terms may be defined in The Princeton Review Glossary. This Agreement supersedes any previous employment agreement.

1.   Job Description: Schnittman shall serve as EVP of the Review.com Division.

2. Compensation TPR shall pay Schnittman $150,000 per year increasing at 3% per year. Further, TPR will give an annual bonus of at least 20% of base salary, based on performance.

3. Stock Option Grant: In addition to Stock previously issued, TPR hereby grants Schnittman an option to purchase 42,000 shares of Series B Common Stock at a $6.25 strike price, vesting evenly each quarter over the next three years.

4. Term: This Agreement has an initial two-year term, which will automatically be extended for additional two-year periods on each anniversary of the effective date until (i) Schnittman voluntarily terminates employment or
     (ii) TPR gives contrary written notice to Schnittman at least 6 months prior to the anniversary date.

5. Severance Payments and Benefits: If TPR terminates Schnittman's employment without cause under Section 4.1 of the Policy Statement, then, in addition to the payments provided under Section 5.1, but in lieu of the payments provided under Section 5.3, TPR will pay Schnittman his annual base salary for nine months following termination. In addition, Schnittman will be entitled to reimbursement of COBRA payments to maintain medical and dental insurance for nine months.

Agreed to this April 18, 2000.


/s/ John Katzman                                     /s/ Evan Schnittman
---------------------------                          --------------------------
Mark Chernis                                          Evan Schnittman
Chief Operating Officer